UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K
________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 22, 2010 (September 20, 2010)
 Date of Report (Date of earliest event reported)
 ________

Maiden Holdings, Ltd.
(Exact name of registrant as specified in its charter)
________

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

131 Front Street, Hamilton HM12, Bermuda
 (Address of principal executive offices)          (Zip Code)

(441) 292-7090
 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 20, 2010 (the “Effective Date”), Maiden Holdings, Ltd. (the “Company”) entered into separate Warrant Exchange Agreements with each of its founders, namely Barry Zyskind, a director of the Company, Michael Karfunkel, a 10% owner of the Company, and George Karfunkel.  Michael Karfunkel and George Karfunkel are not directors, officers, employees or consultants of the Company.  Under the terms of the Warrant Exchange Agreements, each individual agreed to surrender the warrant held by him issued by the Company on June 7, 2007 for the purchase of an aggregate of 1,350,000 of the Company’s common shares at $10.00 per share, in exchange for 600,000 of the Company’s common shares.  On the Effective Date, the warrants were accepted for exchange by the Company, and the Company issued the common shares to the individuals listed above.  The shares are subject to a Lockup Agreement, as described below.  The terms of the exchange of the warrants and issuance of the common shares were negotiated and unanimously approved by the Audit and Compensation Committees of the Company’s Board of Directors.  In connection with their review, the Committees were advised by independent legal counsel and obtained an independent appraisal of the fair value of the warrants and the restricted shares.

On September 20, 2010, as a condition to the exchange for common shares, the Company entered into separate Lockup Agreements with each of the individuals listed above.  Under the terms of the Lockup Agreements with Messrs. Zyskind, Karfunkel and Karfunkel, pursuant to which each individual agreed that for a period of 36 months following the Effective Date he will not, without the prior written consent of the Company, directly or indirectly, (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares acquired by the shareholder as a result of the warrant exchange, or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the shares acquired in the warrant exchange.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The warrants to purchase 1,350,000 of the Company’s common shares issued by the Company on June 7, 2007 to each of Barry Zyskind, Michael Karfunkel, and George Karfunkel, including rights to registration with respect to the warrants, were accepted for exchange and cancelled by the Company on the Effective Date, terminating all obligations of the parties under the warrants.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The common shares issued to each of Michael Karfunkel and George Karfunkel were issued in reliance on the exemption from registration of the Securities Act of 1933, as amended provided by Section 4(2) thereof, which exempts transactions by an issuer not involving any public offering. Each of Michael Karfunkel and George Karfunkel has represented that he is acquiring the shares for investment and not for resale or public distribution.

The common shares issued to Barry Zyskind were issued pursuant to the Company’s 2007 Share Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAIDEN HOLDINGS, LTD.

Date: September 23, 2010	By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Senior Vice President, General Counsel and Secretary